UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

RONN Motor Group, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	333-233221	474161690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20645 North Pima Road, Suite 140

Scottsdale, AZ 85255

(Address of principal executive offices)

Registrant’s telephone number, including area code (480) 498-8989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act: None

Item 1.01 Entry into a Material Definitive Agreement.

In cooperation with one of the Chinese Municipal Governments (CMG), RONN Motor Group will build a new hydrogen city in China. As Honorary Chairman of the new hydrogen city Planning Committee and Hydrogen Energy Ambassador, RONN Motor Group’s CEO, Ronn Ford, has signed a Strategic Cooperation Agreement to co-manage and to develop the new hydrogen city. The Cooperation Agreement includes: (1) the establishment of a hydrogen fuel-cell automobile research and development center, (2) the construction of a new energy vehicle super factory, (3) the construction of a hydrogen energy industrial park for the purpose of landing a hydrogen fuel-cell vehicle industrial chain, and (4) the hydrogen production and hydrogenation station of hydrogen. The investments and construction of infrastructure projects in the new hydrogen city will be negotiated and agreed upon by both parties. Initial vehicle focus will be all-electric hydrogen fuel-cell, class 3-7 logistic trucks, with sales and production for Chinese and US Markets. The agreement states that the Chinese Municipal Government (CMG) will prioritize the purchase of 2,000 qualified hydrogen fuel-cell vehicles. RONN Motor Group is responsible for selecting an executive working team with a high level of knowledge in hydrogen fuel-cell and vehicle research and development technology to begin working on the project after the Chinese New Year 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, Arizona, on this 28th day of January, 2020.

RONN MOTOR GROUP, INC.

By:	/s/ Ronal (Maxwell) Ford
Ronal (Maxwell) Ford
Chief Executive Officer